Exhibit 12(b)(1)

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of The Lou Holland Trust hereby certify, to such officer’s knowledge, that the report on form N-CSR of The Lou Holland Trust for the period ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Lou Holland Trust.

	/s/ Monica L. Walker		/s/ Laura J. Janus
By:	Monica L. Walker	By:	Laura J. Janus
	President		Treasurer
Date:	March 6, 2008	Date:	March 6, 2008

This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.